[Letterhead of Rosenberg Smith & Partners]



Consent of Independent Chartered Accountants






To the Securities and Exchange Commission


We hereby consent to the use of our report which was dated September 12, 2003, in this Registration Statement on Form S-8 of On the Go Healthcare, Inc., for the year ended July 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.




ROSENBERG SMITH & PARTNERS
/s/ Stephen Rosenberg
-----------------------
Stephen Rosenberg
Chartered Accountant


November 27, 2003